SCHEDULE 14A

                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the registrant  X
Filed by a party other than the registrant  __
[ ]_  Preliminary proxy statement            [ ] Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[ ]   Definitive proxy statement
[x]   Definitive additional materials
[_]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       McDonnell Douglas Corporation
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             (Name of Registrant as Specified in Its Charter)
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       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and 0-11 (1)
  Title of each class of securities to which transaction applies:

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  (2)  Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)  Proposed maximum aggregate value of transaction:

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  (5)  Total fee paid:
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[ ]    Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)  Amount Previously Paid:

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 (2)  Form, Schedule or Registration Statement No.:

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 (3)  Filing Party:
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  (4)  Date Filed:
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The following article will appear in various Company publications:

   If you got more than one ballot, sign and return all of them.

   Did you receive more than one proxy or voting instruction card for the special meeting July 25? If so, you hold McDonnell Douglas stock in more than one way--as a shareholder of record, through a bank or broker, through an employee savings plan, through the employee Payroll Stock Ownership Plan (PAYSOP), and/or through other means.

   Each proxy or voting instruction card you receive should be voted separately, because each applies to different shares.

   Don't forget July 22 is the deadline for the trustee of the savings plans and PAYSOP to receive your ballot. Plan participants are asked when voting to sign the proxy card. A large quantity of unsigned cards have already been received. These are invalid. The unsigned cards are currently being returned to participants for signature; but the July 22 deadline will prevent this practice from continuing in the near future.

   And remember: To pass, the merger requires an affirmative vote by holders of two-thirds of all outstanding McDonnell Douglas shares. Not voting can have the same effect as either voting against the proposal or, for shares in a savings plan, permitting the trustee to vote your shares in the same proportion as the votes cast by participants who return their ballots.

     The merger proposal will be considered at a special shareholders' meeting July 25 in St. Louis.